UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2008
PYRAMID BREWERIES INC.
(Exact name of registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation)

000-27116	91-1258355

(Commission File Number)	IRS Employer Identification No.
91 South Royal Brougham Way
Seattle, WA 98134
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (206) 682-8322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1. 01 Entry into a Material Definitive Agreement
     On June 27, 2008, Pyramid Breweries Inc, a Washington corporation (“Pyramid”), Independent Brewers United, Inc, a Delaware corporation (“Parent”), PMID Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Magic Hat Brewing Company and Performing Arts Center, Inc. (“Magic Hat”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (i) Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share, of Pyramid (the “Common Stock”) at a price per share of $2.75 (the “Offer Price”), and (ii) following the consummation of the Offer, it is contemplated that Merger Sub will merge with and into Pyramid (the “Merger”), pursuant to which each outstanding share of Common Stock not purchased in the Offer will be converted into the right to receive the Offer Price, except for those shares held by Pyramid, Parent or Merger Sub, and other than those shares with respect to which appraisal rights are properly exercised. After the Merger, Pyramid will continue to exist as a wholly owned subsidiary of Parent. Magic Hat will also be a wholly owned subsidiary of Parent. Pyramid and Magic Hat had previously entered into a Letter of Intent with respect to the Offer and the Merger, as disclosed on a Form 8-K filed with the Commission on April 29, 2008.
     Parent has agreed that Merger Sub would commence the Offer on July 2, 2008, or as promptly thereafter as reasonably practical, and the Offer will remain open for at least 20 business days. The obligation to accept for payment and pay for the shares of Common Stock tendered in the Offer is subject to certain conditions, including, among other things, (1) the valid tender of at least 66 2/3% of the outstanding shares of Common Stock, calculated on a fully diluted basis, unless such condition is waived by Merger Sub, which waiver is permitted only in the event that at least a majority of the outstanding shares of Common Stock, calculated on a full diluted basis, has been validly tendered, (2) the absence of any injunctions prohibiting the Offer or the Merger, (3) the accuracy of the representations and warranties of Pyramid, subject to certain materiality exceptions, (4) compliance in all material respects with covenants of Pyramid, and (5) absence of a material adverse effect on Pyramid since June 27, 2008.
     The Merger Agreement contains customary representations, warranties and covenants of the parties. In particular, the Merger Agreement contains restrictions on Pyramid’s ability to solicit third party proposals or provide information to, or participate in discussions with, third parties regarding competing proposals, subject to customary exceptions in certain limited situations.
     Pyramid may terminate the Merger Agreement under specified circumstances in order to enter into a definitive agreement implementing a Superior Proposal (as defined in the Merger Agreement). If Pyramid terminates the Merger Agreement to enter into a Superior Proposal or if the Merger Agreement is terminated by Parent and Merger Sub under certain other specified circumstances, Pyramid is required to pay Parent and Merger Sub a termination fee equal to $1 million, plus the amount of expenses incurred by Parent and Merger Sub.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger. It is not intended to provide any other factual information about Pyramid. The representations, warranties and covenants contained in the Merger Agreement, which were made only for purposes of that agreement and as of specific dates, may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Pyramid. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Pyramid’s public disclosures.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, by and among Independent Brewers United, Inc., PMID Merger Sub, Inc., Magic Hat Brewing Company & Performing Arts Center, Inc., and Pyramid Breweries Inc., dated as of June 27, 2008*

99.1	Joint Press Release dated June 27, 2008

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.
Important Information
     The tender offer described herein has not commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Pyramid Breweries Inc. At the time the tender offer is commenced, Parent and a wholly owned subsidiary of Parent intend to file a Tender Offer Statement on Form TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender, offer, and Pyramid intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Parent and Parent’s wholly owned subsidiary and Pyramid intend to mail documents to the shareholders of Pyramid. These documents will contain important information about the tender offer that should be read carefully before any decision is made with respect to the tender offer.
     Shareholders of Pyramid will be able to obtain a free copy of these documents (when they become available) and other documents filed by Pyramid with the Securities and Exchange Commission (the “SEC”) at the website maintained by the SEC at www.sec.gov.
     In addition, shareholders will be able to obtain a free copy of these documents (when they become available) from Pyramid by contacting Pyramid at 91 South Royal Brougham Way, Seattle, Washington 98134, Attention: Investor Relations.
Cautionary Statement Regarding Forward-Looking Statements
     This filing and the forward-looking statements as defined by the federal securities laws which are based on Pyramid’s current expectations and assumptions, are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied, including, among other things, risks relating to the expected timing of the completion and financial benefits of the Offer and the Merger. Pyramid undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 27, 2008

PYRAMID BREWERIES INC.
By:	/s/ Scott S. Barnum
Scott S.Barnum
President and Chief Executive Officer

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